                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  November 29, 2000

                               HEALTHCENTRAL.COM
            (Exact name of registrant as specified in its charter)

                                   000-27567
                           (Commission File Number)

     Delaware                            943250851
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation)


                               Marketplace Tower
                        6100 Shellmound Street Ste. 800
                             Emeryville, CA 94608
            (Address of principal executive offices, with zip code)

                                (510) 250-2500
             (Registrant's telephone number, including area code)

Item 5.                 Other Events.
                        ------------

      On November 29, 2000, the Board of Directors of the Registrant, Healthcentral.com (the "Company"), approved an option exchange program, under which the Company has offered to all employees and key consultants holding outstanding options with per share exercise prices in excess of the lesser of (i) the closing sale price of the Company's Common Stock on November 29, 2000, and (ii) the closing sale price of the Company's Common Stock on December 11, 2000, each as reported on the Nasdaq National Market (each of which is an "Old Option"), the opportunity to exchange such Old
                            ----------
      Options for New Options.

      The Company determined that the New Options will provide important retention and performance incentives for employees and key consultants.

      The exercise price of the New Options shall be the lesser of the closing sale price of the Company's Common Stock on November 29, 2000 and December 11, 2000, in each case as reported on the NASDAQ National Market.

      The features of the New Options shall be the same as the Old Options (including number of shares and expiration date), except that (a) the
                                                        ------
      exercise price of the New Options shall be the lesser of the closing sale price of the Company's Common Stock on November 29, 2000 and December 11, 2000 (the "Pricing Date"), in each case as reported on the Nasdaq National
                 ------------
      Market, (b) the grant date for the New Options will be December 11, 2000,
      (c) the New Options will not qualify as incentive stock options if the closing sale price of the Company's Common Stock on December 11, 2000 is greater than $0.4375 (the closing sale price of the Company's Common Stock on November 29, 2000), (d) the vested portion of the New Options will be exercisable for one year after the optionee's cessation of employment or consulting services, and (e) the New Options shall have a revised vesting schedule, as follows:

      . For optionees who joined the Company on or prior to November 29, 1999, the vesting commencement date on their New Options will be set at November 29, 2000 and the shares will vest at the rate of 1/36th of the total shares per month on each monthly anniversary of the vesting commencement date.

      . For optionees who joined the Company after November 29, 1999 but on or before May 29, 2000, the vesting commencement date on their New Options will be set at February 27, 2001 and the shares will vest at the rate of 1/36th of the total shares per month on the monthly anniversary of the vesting commencement date.

      . For optionees who joined the Company after May 29, 2000, the vesting commencement date on their New Options will be set at May 29, 2001 and the shares will vest at the rate of 1/36th of the total shares per month on the monthly anniversary of the vesting commencement date.

      As a result of the introduction of Financial Accounting Standards Board Interpretation 44, stock options exchanged by the Company on December 11, 2000 are subject to variable plan accounting treatment from December 11, 2000. Accordingly, the Company will continue to remeasure compensation cost for the exchanged options until the options are exercised, cancelled, or forfeited without replacement. The valuation has and will be based on any excess of the closing stock price at the end of the reporting period or date of exercise, forfeiture or cancellation without replacement, if earlier, over the fair value of the Company's common stock on November 29, 2000 or December 11, 2000, whichever is lower. The resulting non-cash compensation charge to earnings will be recorded over the three-year vesting schedule of the New Options to be issued in the option exchange in accordance with Financial Accounting Standards Board Interpretation 28. Depending upon movements in the market value of the Company's common stock, this accounting treatment may result in significant additional compensation charges in future periods. Any non-cash compensation charge will increase the Company's net loss and may result in a decrease of the market price of the common stock. Implementing the option exchange may restrict the Company's ability to engage in any merger that would be accounted for as a pooling-of-interests for some period of time in the future.

      The assumptions, expectations and forecasts contained herein regarding the Company and the potential effect of the option exchange upon the Company and its results of operations constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statement involve a number of risks and uncertainties that could cause actual results to differ materially, including the potential retention value of the New Options and the magnitude of any possible accounting charges.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                   HEALTHCENTRAL.COM


Date:  December 11, 2000           By:  /s/   C. Fred Toney
                                     -----------------------
                                     President, Chief Operating Officer and
                                     Chief Financial Officer